UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2007

Genesis HealthCare Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-50351	20 0023783

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 East State Street Kennett Square, PA		19348

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(610) 444 6350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 8.01.    Other events.

On April 10, 2007, Genesis HealthCare Corporation (the “Company”) issued a press release announcing that it had sent a letter to the Company’s shareholders detailing the compelling strategic and financial benefits of its pending acquisition by a joint venture between affiliates of Formation Capital, LLC and affiliates of JER Partners, and highlighting the risks associated with a vote against the proposed acquisition at the Company’s annual meeting of shareholders, which is scheduled to take place on April 19, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 11, 2007, the Company issued a press release announcing that Proxy Governance, Inc., an independent proxy advisory and voting firm, has recommended that the Company's shareholders vote “FOR” the proposed $63 cash merger with a joint venture between affiliates of Formation Capital, LLC and JER Partners at the Company’s annual meeting of shareholders. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated April 10, 2007.
99.2	Press Release, dated April 11, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2007

GENESIS HEALTHCARE CORPORATION

By:	/s/ James V. McKeon
Name: James V. McKeon
Title: Chief Financial Officer

INDEX OF EXHIBITS

Number	Exhibit

99.1	Press Release, dated April 10, 2007.
99.2	Press Release, dated April 11, 2007.